Exhibit 3.179

P-H

4961573

CERTIFICATE OF MERGER

OF

MONROE G. MILSTEIN, INC.

(a New York Corporation)

INTO

MILSTEIN FASHIONS, INCORPORATED

(a New York Corporation)

(under Section 904 of the New York Business Corporation Law)

It hereby is certified, upon behalf of each of the constituent corporations herein named, as follows:

FIRST. The name of the constituent corporation which is to be the surviving corporation is Milstein Fashions, Incorporated (hereinafter referred to as the “Surviving Corporation”). The Certificate of Incorporation of the Surviving Corporation was filed by the Department of State of the State of New York on February 15, 1983.

SECOND. The name of the constituent corporation which is to be merged with and into the Surviving Corporation is Monroe G. Milstein, Inc. (hereinafter referred to as the “Terminating Corporation”). The Certificate of Incorporation of the Terminating Corporation was filed by the Department of State of the State of New York on January 2, 1959.

THIRD. The Board of Directors of the Surviving Corporation and the Board of Directors of the Terminating Corporation have duly adopted an Agreement and a Plan of Merger setting forth the terms and conditions of the merger of said corporations.

FOURTH. The Surviving Corporation has the authority to issue two hundred (200) shares of common stock without par value, of which ten (10) shares are issued and outstanding and entitled to vote. The Terminating Corporation has the authority to issue two hundred (200) shares of common stock without par value, of which twenty-five (25) shares are issued and outstanding and entitled to vote.

FIFTH. The merger herein certified was authorized in respect of the Surviving Corporation by the written consent of its sole shareholder.

SIXTH. The merger herein certified was authorized in respect of the Terminating Corporation by the unanimous written consent of its shareholders.

SEVENTH. The Certificate of Incorporation of the Surviving Corporation shall be amended to change the name of the Corporation. To accomplish said amendment, Article First of the

Certificate of Incorporation of the Surviving Corporation shall be stricken out in its entirety and the following new Article First shall be substituted in lieu thereof:

“First: The name of the Corporation is Monroe G. Milstein, Inc., (hereinafter referred to as the ‘Corporation’).”

IN WITNESS WHEREOF, we have subscribed this document this 3 day of March, 1983 and hereby affirm under the penalties of perjury that the statements contained herein have been examined by us and are true and correct.

/s/ Monroe G. Milstein
Monroe G. Milstein, President
of Milstein Fashion, Incorporated

/s/ Henrietta Milstein
Henrietta Milstein, Secretary
of Milstein Fashion, Incorporated

/s/ Andrew Milstein
Andrew Milstein, President
of Monroe G. Milstein, Inc.

/s/ Henrietta Milstein
Henrietta Milstein, Secretary
of Monroe G. Milstein, Inc.

P-H

4961573

153021

STATE OF NEW YORK DEPARTMENT OF STATE FILED MARCH 18 1983 AMT OF CHECK $24 FILING FEE $60 TAX $     COUNTRY FEE $     COPY $4 CERT$     REFUND $     SPEC HANDLE $10 BY /s/

CERTIFICATE OF MERGER

OF

MONROE G. MILSTEIN, INC.

(a New York Corporation)

MERGING INTO

MILSTEIN FASHIONS, INCORPORATED

(a New York Corporation)

(Under Section 904 of the Business Corporation Law)

Phillips, Nizer, Benjamin, Krim & Ballon

40 West 57th Street

New York, N.Y. 10019

CERTIFICATE OF INCORPORATION

OF

MILLSTEIN FASHIONS, INCORPORATED

P-H

4951295

The undersigned, being a natural person of at least eighteen years of age and acting as the incorporator of the corporation hereby being formed under the Business Corporation Law, certifies that:

FIRST. The name of the corporation is MILSTEIN FASHIONS, INCORPORATED (hereinafter sometimes called the “Corporation”).

SECOND. The Corporation is formed for the following purpose or purposes:

To manufacture, design, style, produce, process, prepare, merchandise, buy, sell, transport, distribute, export and import at wholesale, retail and as jobber, as principal, contractor, broker, sales representative or agent on commission, and otherwise generally and in all ways handle, trade and deal in and with any and all articles and items of men’s, women’s and children’s wearing apparel of every type and kind.

To carry on a general mercantile, industrial, investing and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, or in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal, and mixed property of any and all kinds, together with the components, resultants, and by-products thereof; to acquire by purchase or otherwise, own, hold, lease, mortgage, sell, or otherwise dispose of, erect, construct, make, alter, enlarge, improve, and to aid or subscribe toward the construction, acquisition or improvement of any factories, shops, storehouses, buildings, and commercial and retail establishments of every character, including all equipment, fixtures, machinery, implements and supplies necessary or incidental to, or connected with, any of the purposes or business of the corporation; and generally to perform any and all acts connected therewith or arising therefrom of incidental thereto, and all acts proper or necessary for the purpose of the business.

To engage generally in the real estate business as principal, agent, broker, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in and dispose of real estate, real property, lands, houses, buildings and other works and any interest or right therein; to take, lease, purchase or otherwise acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal, agent, broker, and in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, causes in action, notes, bonds, mortgages and other interests in real, personal, and contracting, and building business as principal, agent, representative, contractor, subcontractor, and in any other lawful capacity.

To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop enjoy, turn to account, grant licenses and immunities in respect of, manufacture under, and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and, in any manner deal with and contract with reference to:

a. inventions, devices, formulae, processes, and any improvements and modifications thereof;

b. letters patent, patent rights, patented processes, copyrights, designs and similar rights, trade-marks, trade symbols and other indications of origin and ownership granted by, or recognized under, the laws of the United States of America or any state or subdivision thereof, or of any foreign country or subdivsion thereof, and all rights connected therewith or appertaining thereunto;

c. franchises, licenses, grants and concessions.

To do all and everything necessary, suitable, or proper for the accomplishment of any of the foregoing purposes and the attainment of any of the foregoing objects and to have in furtherance thereof all of the powers conferred upon corporation organized under the Business Corporation Law, subject to any limitations thereof contained in this Certificate of Incorporation or in the laws of the State of New York.

THIRD. The city, incorporated village or town and county within the State of New York in which the office of the corporation is to be located are as follows: City: New York; County: New York.

FOURTH. The aggregate number of shares which the corporation shall have authority to issue is two hundred (200), all of which are without par value, all of which are of the same class and all of which are to be designated as Common Shares.

FIFTH. The Secretary of State is designated as the agent of the corporation under whom process against the corporation may be served. The post office address within or without the State of New York to which the Secretary of State shall mail a copy of any process against the corporation served upon him is: Attn: Neil C. Kleinhandler, Esq., c/o Phillips, Nizer, Benjamin, Krim & Ballon, 40 West 57th Street, New York, NY 10019

SIXTH. No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire, any shares of any class of the corporation which the corporation proposes to issue, or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bond, securities, or obligations of the corporation which are convertible into, or exchangeable for, or which carry any rights to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any portion thereof, to any said holder. Without limiting the generality of the foregoing stated denial of any and all pre-emptive rights, no holder of shares of any class of the corporation shall have any preemptive rights in respect of the matters, proceedings, or transactions specified in subparagraphs (1) to (6), inclusive, of paragraph (e) of Section 622 of the Business Corporation Law.

SEVENTH. Except as otherwise specifically may be provided in this Certificate of Incorporation, no provision of this Certificate of Incorporation is intended by the corporation to be construed as limiting, prohibiting, denying, or abrogating any of the general or specific powers or rights conferred under the Business Corporation Law upon the corporation, upon its shareholders, bondholders, and security holders, and upon its directors, officers, and other corporate personnel, including, in particular, the power of the corporation to furnish indemnification, as the same are conferred by the Business Corporation Law.

IN WITNESS WHEREOF, I have signed this certificate this 14th day of February, 1983, affirming that the statements made herein are true under the penalties of perjury.

/s/ Susan M. Faiella
Susan M. Faiella
Phillips, Nizer, Benjamin, Krim & Ballon
40 West 57th Street
New York, New York 10019

P-H 4951295

FILED Feb 15 1 20 PH ‘83

STATE OF NEW YORK DEPARTMENT OF STATE FILED MARCH 18 1983 AMT OF CHECK $120 FILING FEE $100 TAX $10 COUNTRY FEE $     COPY $     CERT$     REFUND $     SPEC HANDLE $10 BY /s/

CERTIFICATE OF INCORPORATION OF

MILSTEIN FASHIONS, INCORPORATED

FILER:

Phillips, Nizer, et al.

40 West 57th Street

New York, NY 10019